As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entropic Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0947630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9276 Scranton Road, Suite 200

San Diego, California 92121

(Address of Principal Executive Offices)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

2007 Non-Employee Directors’ Stock Option Plan

(Full titles of the plans)

Patrick C. Henry

Chief Executive Officer

Entropic Communications, Inc.

9276 Scranton Road, Suite 200

San Diego, California 92121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance W. Bridges, Esq. Vice President of Corporate Development and General Counsel Entropic Communications, Inc. 9276 Scranton Road, Suite 200 San Diego, California 92121 (858) 625-3200	Frederick T. Muto, Esq. Jason L. Kent, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

CALCULATION OF REGISTRATION FEE

Each Class of Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2007 Equity Incentive Plan Common Stock (par value $0.001)	13,098,206 shares (2)	$6.00 (3)	$78,589,236 (3)	$2,413
2007 Employee Stock Purchase Plan Common Stock (par value $0.001)	461,538 shares (4)	$6.00 (3)	$2,769,228 (3)	$86
2007 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.001)	307,692 shares (5)	$6.00 (3)	$1,846,152 (3)	$57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents a maximum of shares of Common Stock reserved for future grant under the Registrant’s 2007 Equity Incentive Plan (the “2007 EIP”). Such number consists of (a) 3,538,461 shares of Common Stock, plus (b) 558,530 unallocated shares of Common Stock remaining available for issuance under the Registrant’s 2001 Equity Incentive Plan (the “2001 EIP”) which comprise part of the share reserve of the 2007 EIP pursuant to its terms and (c) a maximum of 9,001,215 shares of Common Stock that will be added to the share reserve of the 2007 EIP pursuant to its terms in the event of the termination or expiration of outstanding awards under the 2001 EIP and the RF Magic, Inc. 2000 Incentive Stock Plan or our repurchase of unvested shares of our Common Stock issued under such plans. The 2007 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2007 EIP on January 1, from 2008 through 2017. The number of shares added each year will be equal to the lesser of: 5% of the aggregate number of shares of Common Stock outstanding on December 31 of the preceding year; 7,692,307 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(3)	This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the price per share in the initial public offering of the Registrant’s Common Stock as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission on December 6, 2007 pursuant to Rule 424(b) under the Securities Act.

(4)	Represents 461,538 shares of Common Stock reserved for future grant under the Registrant’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”). The 2007 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2007 ESPP on January 1, from 2008 through 2017. The number of shares added each year will be equal to the lesser of: 1.5% of the aggregate number of shares of Common Stock outstanding on December 31 of the preceding year; 2,307,692 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)	Represents 307,692 shares of Common Stock reserved for future grant under the Registrant’s 2007 Non-Employee Directors’ Stock Option Plan (the “2007 NEDSOP”). The 2007 NEDSOP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2007 NEDSOP on January 1, from 2008 through 2017. The number of shares added each year will be equal to the excess of (a) the number of shares of Common Stock subject to options granted under the 2007 NEDSOP during the preceding calendar year, over (b) the number of shares, if any, added back to the share reserve of the 2007 NEDSOP during the preceding calendar year, or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Prospectus filed on December 6, 2007 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-144899), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 20, 2007 (File No. 001-33844) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward Kronish LLP, San Diego, California.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that expenses incurred by any officer or director in defending any action, suit or proceeding described above shall be paid by it in advance of a final disposition upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;

•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

•

indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock or a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty;

•

indemnification for proceedings or claims brought by an officer or director against the Registrant or any of its directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

•	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement that the Registrant files.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number

3.2(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.4(1)	Form of Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.2 and 3.4.

4.2(1)	Form of Common Stock Certificate of the Registrant.

4.3(1)	Third Amended and Restated Investor Rights Agreement dated June 30, 2007 by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(1)	2007 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(1)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3(1)	2007 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notices thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144889), originally filed with the Commission on July 27, 2007, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 7, 2007.

Entrpic Communications, Inc.

By:	/s/ Patrick Henry
Patrick Henry
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Henry and David Lyle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Henry Patrick Henry	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 7, 2007

/s/ David Lyle David Lyle	Chief Financial Officer (Principal Financial Officer)	December 7, 2007

/s/ Kurt Noyes Kurt Noyes	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2007

/s/ Thomas Baruch Thomas Baruch	Member of the Board of Directors	December 7, 2007

/s/ Amir Mashkoori Amir Mashkoori	Member of the Board of Directors	December 7, 2007

/s/ Kenneth Merchant Kenneth Merchant	Member of the Board of Directors	December 7, 2007

/s/ Umesh Padval Umesh Padval	Member of the Board of Directors	December 7, 2007

/s/ John Walecka John Walecka	Member of the Board of Directors	December 7, 2007

/s/ Rouzbeh Yassini Rouzbeh Yassini	Member of the Board of Directors	December 7, 2007

EXHIBIT INDEX

Exhibit Number

3.2(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.4(1)	Form of Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.2 and 3.4.

4.2(1)	Form of Common Stock Certificate of the Registrant.

4.3(1)	Third Amended and Restated Investor Rights Agreement dated June 30, 2007 by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(1)	2007 Equity Incentive Plan and Form of Stock Option Agreement, Form of Stock Option Grant Notice and Notice of Exercise thereunder.

99.2(1)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3(1)	2007 Non- Employee Directors’ Stock Option Plan and Form of Stock Option Agreement, Form of Initial and Annual Stock Option Grant Notice and Notice of Exercise thereunder.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144889), originally filed with the Commission on July 27, 2007, and incorporated herein by reference.